UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                        Act of 1934.

              Date of Report: January 12, 2005

                 SILVER SCREEN STUDIOS, INC.
   (Exact name of registrant as specified in its Charter)

 GEORGIA                  333-108534                    20-
                           0097368
  (State of Incorporation)  (Commission file number)  (IRS
                       Employer ID #)

       101 Marietta St., Suite 1070, Atlanta, GA 30303
     (Address of principal executive office) (Zip Code)

        Registrant's telephone number: (404) 522-1202




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See
General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.





ITEM  5.02.  DEPARTURE OF DIRECTORS OR  PRINCIPAL  OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On January 10, 2005, Lamar Sinkfield tendered his resignation to the board of directors from his position as acting chief executive officer of the registrant.

The  Board of Directors of Silver Screen Studios, Inc.  (the
"Registrant") appointed Mr. Otto Fletcher to the position of Chief Executive Officer and member of the board of directors effective immediately.

Upon the appointment of Mr. Otto Fletcher to the board of directors of the registrant, Mr. Lamar Sinkfield tendered his resignation from the board of directors.

There  were  no arrangements or understandings  between  Mr.
Fletcher and any other person pursuant to which Mr. Fletcher was selected as a director.

There were no disagreements with management or Mr. Sinkfield prior to his resignation.


                          SIGNATURE

       Pursuant to the requirements of the Securities
 Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

Silver Screen Studios, Inc.
/s/ Otto Fletcher
--------------------------------
Otto Fletcher, Chief Executive Officer